Exhibit 10.13.1
FORM OF
CVR PARTNERS, LP
LONG-TERM INCENTIVE PLAN
DIRECTOR PHANTOM UNIT AGREEMENT
     THIS AGREEMENT, made as of the ___ day of _________, 2011 (the “Grant Date”), between CVR Partners, LP, a Delaware limited partnership (the “Partnership”), and __________ (the “Grantee”).
     WHEREAS, the board of directors of CVR GP, LLC, a Delaware limited liability company (the “General Partner”), has adopted the CVR Partners, LP Long-Term Incentive Plan (the “Plan”) in order to provide an additional incentive to certain of the Partnership’s and its Subsidiaries’ and Parents’ employees, officers, consultants and directors; and
     WHEREAS, the Committee responsible for administration of the Plan has determined to grant Phantom Units to the Grantee as provided herein.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Phantom Units.
          1.1 The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company, _____________ Phantom Units on the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, each Phantom Unit represents the right of the Grantee to receive, if such Phantom Unit becomes vested, one (1) Unit or, at the Partnership’s option, cash in lieu of all or any portion of the Units, on the date specified in Section 4. Such cash payment shall be equal to the product of the number of Phantom Units being settled in cash and the Fair Market Value of a Unit as of the applicable payment date. If all or any portion of the Phantom Units are settled in Units, the issuance of such Units shall be subject to the Grantee’s prior execution of and becoming a party to the Agreement of Limited Partnership of CVR Partners, LP, as may be amended from time to time, and as in effect at the time of such issuance. Further, any Units delivered to the Grantee in respect of the Phantom Units shall remain subject to the unit retention guidelines included in the Corporate Governance Guidelines of the Partnership, as in effect on the date of the award.
          1.2 This Agreement shall be construed in accordance with and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Vesting Date.
          Except as provided in Section 3 hereof, 100% of total number of Phantom Units granted hereunder will vest on the six month anniversary of the Grant Date (the “Vesting Date”), provided the Grantee continues to serve as a director of the General Partner on the Vesting Date.

     3. Ceasing to Serve as Director.
          In the event the Grantee ceases to serve as a director of the General Partner prior to the Vesting Date for any reason other than as a result of his or her death or Disability, the Grantee shall forfeit the Phantom Units and shall have no rights with respect thereto. In the event the Grantee ceases to serve as a director of the General Partner prior to the Vesting Date by reason of the Grantee’s death or Disability, the Phantom Units shall become immediately vested.
     4. Payment Date.
          The Units (or cash in lieu thereof) underlying the Phantom Units that become vested pursuant to Section 2 of this Agreement shall be delivered within thirty (30) days following the Vesting Date, or, if the Grantee ceases to serve as a director of the General Partner prior to the Vesting Date by reason of death or Disability, within thirty (30) days following the date of such cessation of services.
     5. Non-transferability.
          The Phantom Units may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated.
     6. Withholding of Taxes.
          The Company and the Grantee shall agree on arrangements necessary for the Grantee to pay such Grantee’s estimated federal and state income taxes associated with the taxable income generated by the vesting of the Phantom Units and delivery of Units or cash in respect of such Phantom Units. In the event the Phantom Units are settled in Units, at the Grantee’s election, the Company shall withhold delivery of a number of Units having a Fair Market Value equal to the total number of Phantom Units granted pursuant to this Agreement multiplied by such Grantee’s statutory supplemental federal and state rates, and shall pay the Grantee such amount in cash.
     7. Grantee Bound by the Plan.
          The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
     8. Modification of Agreement.
          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

     9. Severability.
          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     10. Governing Law.
          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.
     11. Successors in Interest.
          This Agreement shall inure to the benefit of and be binding upon any successor to the Partnership. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Partnership under this Agreement shall be final, binding and conclusive upon the Grantee’s beneficiaries, heirs, executors, administrators and successors.
     12. Resolution of Disputes.
          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Partnership for all purposes.
[signature pages follow]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CVR PARTNERS, LP	GRANTEE
By: CVR GP, LLC, its general partner

By:	Name:
Title: